Exhibit 99.1

Conference Call Script

LQDT Q4 2009

Good Afternoon and Welcome to Liquidity Services, Inc.’s Earnings Release Conference Call for the Fiscal Year 2009 and the three months ending September 30, 2009.  During this call we will refer to Liquidity Services, Inc. as LSI.  Presenting today are Bill Angrick, our Chairman and Chief Executive Officer, and Jim Rallo, our Treasurer and Chief Financial Officer.

This conference call is also being broadcast through the Internet and is available through the Investor Relations section of the Liquidity Services, Inc. Website.

Before we begin, I’d like to remind you that matters discussed on this call contain forward-looking statements that involve risks and uncertainties concerning LSI’s expected financial performance as well as LSI’s strategic and operational plans. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include a variety of factors, some of which are beyond our control. These forward-looking statements speak as of today, and you should not rely on them as representing our views in the future, and we undertake no obligation to update these statements after this call.

Please refer to our SEC filings as well as our current earnings release posted a few minutes ago on our website, for a more detailed description of the risk factors that may affect our results. Copies of these documents may be obtained from the SEC or by visiting the investor relations section of our website.

To supplement the Company’s consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures.  These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS.  We believe these non-GAAP measures provide useful information to both management and investors.  These measures, however, should not be considered a substitute for, or superior to, GAAP results.  A reconciliation of all non-GAAP measures included in this conference call, to the nearest GAAP measure, can be found in the financial tables included in the press release.

We also use certain supplemental operating data as a measure of certain components of operating performance, which we also believe is useful for management and investors.  This supplemental operating data includes GMV and should not be considered a substitute for, or superior to, GAAP results.

At this time, I’d like to turn the presentation over to our CEO, Bill Angrick.

Good afternoon and welcome to our Q4 earnings call.

I’ll begin this session by reviewing our Q4 financial performance and then provide an overview of our business. Next, I will outline our major initiatives for the new fiscal year. Finally, I will offer a perspective regarding the current economic environment as it relates to our business outlook and then turn it over to Jim for more details on the quarter and on our outlook for the year.

LSI generated solid results during Q4-09 in line with our guidance range during a seasonally low quarter for the Company.

Q4-09 GMV was up 2% sequentially from Q3 to $92.1 million, driven by better than expected property mix and volume in our DoD scrap business.  Adjusted EBITDA of $7.1 million was in line with our expectations, although we incurred higher than expected losses in our UK business due to a slower than expected ramp up from new sellers following the loss of our largest UK seller last quarter due to their restructuring. Q4-09 adjusted EPS was $0.11 which excludes the effect of non-cash compensation expenses and non-recurring tax items.

We continued to demonstrate our financial strength by generating cash from operating activities of approximately $4.6 million during Q4-09 and ending FY-09 with approximately $64 million in cash and zero long term debt.

Indeed, FY09 was a year with two distinct halves for LSI as we navigated one of the worst economic downturns since the Great Depression of the 1930’s.  The first two quarters of the year were challenging for the business as: (i) our commercial and municipal government sellers were severely impacted by the economic downturn resulting in a material decrease in product flow through our marketplaces; (ii) our DoD scrap business was down more than 46% as a result of a precipitous decline in commodity prices; and (iii) our new DoD Surplus Contract rollout was delayed by five months until February 2009.  During this period of uncertainty, LSI’s management team remained focused on executing our key initiatives to ensure the Company was well positioned to drive long term results for shareholders, including: (i) the ultimate successful launch of our new DoD Surplus contract, (ii) improving operations and service levels in our commercial business, (iii) expanding the size and participation of our buyer base and (iv) making our marketplaces easier to use.  The results of these efforts are reflected in the second half of FY09.  Adjusted EBITDA grew 112% in the second half of the year compared to the first half.  In addition, Adjusted EBITDA margin improved significantly from 6.5% of revenue and 4.4% of GMV in the first half of the year to 13.2% and 8.8%, respectively for the second half of the year.  We believe our continued focus on driving operational efficiencies, investing in innovation and enhancing value for our clients and buying customers positions us well for fiscal year 2010 and continued long term profitable growth and market leadership.

The operational foundation we created in the second half of FY-09 and our financial strength will enable us to emerge as an even stronger player in the reverse supply chain market during FY-10.

We plan to focus on the following key areas during FY-10 which we believe will build long term value for our stockholders:

(i)                                   Increase the number of Fortune 1000 and municipal government clients selling on our platform through expanded direct sales efforts and channel partner relationships. In our commercial business, LSI has developed a prestigious client roster which presently includes: 7 of the top ten U.S. retailers, 2 of the top 3 U.S. warehouse clubs, 2 of the top 3 U.S. online retailers, 2 of the top 3 extended warranty plan providers in the U.S. and 2 of the top 3 retailers in the UK. These benchmark clients provides LSI with a wealth of knowledge and expertise on how to address the reverse supply chain needs of commercial clients. We intend to leverage our domain expertise and reputation as the market leader by expanding our base of sellers within the Fortune 1000 market during FY10. In our government business, LSI has developed an unparalleled roster of clients, including the U.S. DoD, UK MOD, 11 states agencies and over 2,000 municipalities. We intend to leverage our successful track record and continue to expand our base of government agency sellers during FY10 at a time when government agencies across the U.S. are in desperate need of solutions that drive efficiencies and value for tax payers.

(ii)                                Develop new buyer channels and offerings to optimize the net recovery for our clients. During FY10 we intend to expand our capability to extract higher yields by selling and merchandising client products across a variety of channels, including: (i) cross-listing of items across LSI’s B2B marketplaces, (ii) development of B2C channels in cooperation with our clients and (iii) development of export channels for large lot buyers.

(iii)                            Strengthen the branding of our e-commerce marketplaces and services to buyers and sellers. We have a great story to tell both buyers and sellers and we intend to increase our marketing to both of these constituencies during FY10 using public relations, trade promotion and branding actions.

(iv)                            Continue to enhance operations and service levels to improve the customer experience. We plan to maintain strong inventory velocity across our commercial and DoD businesses and launch a suite of new

Buyer user experience tools on our public website www.liquidation.com that we believe will drive seller satisfaction by improving the participation of our growing base of 1.2 million registered buyers.

With respect to our business outlook, we believe we are well positioned to re-accelerate our growth both during Q1 and throughout FY10 due to the progress made in the 2H of FY-09. Although inventory levels and ASPs in the retail industry are down year-over year, trends in our commercial business have improved during the months of October and November as we experienced significant growth in the number of auctions completed in our Liquidation.com marketplace during the Thanksgiving Day holiday weekend, cyber Monday and Restock Tuesday as compared to last year.

In summary, we have a strong, diversified overall business that we expect will generate top line growth, positive cash flows and excellent returns on invested capital in FY10. We have leading e-commerce marketplaces addressing multiple, large market opportunities. And we have the financial strength and operating discipline to invest in future growth to create long term value for our stockholders.

The bottom line is that we have a very strong competitive position that we expect to further strengthen during FY10. Now let me turn it over to Jim for a more detailed review of our financial results and outlook.

Thanks Bill

The amount of gross merchandise volume or GMV decreased $7.6 million, or 7.6%, to $92.1 million for the three months ended September 30, 2009 from $99.7 million for the three months ended September 30, 2008, primarily due to (1) a $4.2 million decrease in our scrap business, as a result of decreasing commodity prices and (2) a $2.8 million decrease in our surplus business, as a result of the removal of certain product categories by the DoD in accordance with our new Surplus Contract, under which we began significant operations in March 2009.

Revenue decreased $7.5 million, or 10.6%, to $62.9 million for the three months ended September 30, 2009 from $70.4 million for the three months ended September 30, 2008, primarily due to the items discussed regarding the decrease in GMV.

GMV and revenue continue to diversify, and as a result, the percentage of GMV and revenue derived from our DoD Contracts during the three months ended September 30, 2009 decreased to 39.7% and 58.2%, respectively, compared to 43.7% and 61.8%, respectively, for the three months ended September 30, 2008.

Cost of goods sold (excluding amortization) increased $4.4 million, or 21.9%, to $24.6 million for the three months ended September 30, 2009 from $20.2 million for the three months ended September 30, 2008. As a percentage of revenue, cost of goods sold (excluding amortization) increased to 39.1% from 28.7%. These increases are primarily due to the new Surplus Contract, under which we began significant operations in March 2009, and utilizes the purchase model versus the old Surplus Contract, which utilized the profit sharing model.

Profit-sharing distributions decreased $12.4 million, or 52.7%, to $11.1 million for the three months ended September 30, 2009 from $23.5 million for the three months ended September 30, 2008. As a percentage of revenue, profit-sharing distributions decreased to 17.6% from 33.4%. These decreases are primarily due to the new Surplus Contract, which has no provision for distributions.

Technology and operations expenses increased $0.6 million, or 5.9%, to $11.4 million for the three months ended September 30, 2009 from $10.8 million for the three months ended September 30, 2008. As a percentage of revenue, these expenses increased to 18.2% from 15.4%. These increases are primarily due to expenses associated with our commercial business.

Sales and marketing expenses increased $0.5 million, or 10.6%, to $5.0 million for the three months ended September 30, 2009 from $4.5 million for the three months ended September 30, 2008. As a percentage of revenue, these expenses increased to 7.9% from 6.4%.  These increases are primarily due to our hiring of 13 additional sales and marketing employees.

General and administrative expenses decreased $0.1 million, or 1.5%, to $5.5 million for the three months ended September 30, 2009 from $5.6 million for the three months ended September 30, 2008. As a percentage of revenue, these expenses increased to 8.7% from 7.9%, primarily due to the decrease in revenue.

The Company continues to generate strong free cash flow.  LSI generated $4.6 million of operating cash flow, during the three months ended September 30, 2009.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or Adjusted EBITDA, was consistent at $7.1 million for the three months ended September 30, 2009 and 2008.  Adjusted EBITDA margins increased to 11.2% based on revenue and 7.7% based on GMV for the three months ended September 30, 2009 compared to 10.0% and 7.1%, respectively, for the three months ended September 30, 2008.

I will now discuss the fiscal year 2009 results, and will not provide explanations for changes from fiscal year 2008, when those explanations are similar to the ones previously discussed.

Revenue decreased $27.6 million, or 10.5%, to $236.3 million for the year ended September 30, 2009 from $263.9 million for the year ended September 30, 2008. This decrease was primarily due to a 37.6% decrease in our scrap business, which utilizes the profit sharing model, as a result of decreasing commodity prices. This business generated 21.5% of our revenue and 14.2% of our GMV for the fiscal year ended September 30, 2009, as compared to 31.1% and 22.8%, respectively, for the fiscal year ended September 30, 2008.

GMV decreased $3.7 million, or 1.0%, to $356.0 million for the year ended September 30, 2009 from $359.7 million for the year ended September 30, 2008. This decrease was not as significant as our revenue decrease as our consignment model, which generated 10.6% of our revenue and 41.0% of our GMV for the fiscal year ended September 30, 2009, as compared to 33.1% and 7.6%, respectively, for the fiscal year ended September 30, 2008, grew 22.6%.

Cost of goods sold (excluding amortization) increased $15.3 million, or 21.4%, to $86.6 million for the year ended September 30, 2009 from $71.3 million for the year ended September 30, 2008. As a percentage of revenue, cost of goods sold (excluding amortization) increased to 36.6% in fiscal 2009 compared to 27.0% in fiscal 2008. These increases are primarily due to (1) expenses of $5.7 million associated with a full year of Geneva, which was acquired on May 1, 2008 and utilizes the purchase model, which has a higher cost of goods sold than the profit sharing model; (2) expenses of $10.4 million associated with the new Surplus Contract which began sales during March 2009 and also utilizes the purchase model; and (3) the 37.6% decrease in our scrap business revenue, which utilizes the profit sharing model.

Profit-sharing distributions decreased $45.8 million, or 50.2%, to $45.3 million for the year ended September 30, 2009 from $91.1 million for the year ended September 30, 2008.  As a percentage of revenue, profit-sharing distributions decreased to 19.2% in fiscal 2009 from 34.5% in fiscal 2008. These decreases are primarily due to (1) a 37.6% decrease in our scrap business and (2) the new Surplus Contract, which has no provision for distributions.

Technology and operations expenses increased $5.0 million, or 12.0%, to $46.5 million for the year ended September 30, 2009 from $41.5 million for the year ended September 30, 2008. As a percentage of revenue, these expenses increased to 19.7% in fiscal 2009 from 15.7% in fiscal 2008. These increases are primarily due to (1) the decrease of 37.6% in revenue from our scrap business, while incurring similar operational costs as pounds of scrap sold during the two periods were not materially different; (2) expenses of $0.8 million associated with the roll out of operations under our new Surplus Contract; (3) expenses of $3.0 million associated with our commercial business; and (4) expenses of $1.2 million associated with a full year of Geneva, which was acquired on May 1, 2008.

General and administrative expenses increased $1.0 million, or 4.7%, to $22.5 million for the year ended September 30, 2009 from $21.5 million for the year ended September 30, 2008. As a percentage of revenue, these expenses increased to 9.5% in fiscal 2009 from 8.2% in fiscal 2008. These increases are primarily due to (1) the decrease of 37.6% in revenue from our scrap business, which incurred similar costs during fiscal 2009 and 2008; and (2) expenses of $1.0 million related to stock-based compensation.

Adjusted EBITDA decreased $2.6 million, or 10.0%, to $23.6 million for the year ended September 30, 2009 from $26.2 million for the year ended September 30, 2008.  Adjusted EBITDA margins were consistent at 10.0% based on revenue and 6.6% based on GMV for the year ended September 30, 2009 compared to 9.9% and 7.3%, respectively, for the year ended September 30, 2008.

Net income and adjusted net income for the year and the fourth quarter were adversely affected by a sharp increase in the Company’s effective income tax rate (from 46% to 58% for the year and 85% for the fourth quarter) due to the recording of an allowance, during the fourth quarter, against the deferred tax assets of our UK subsidiary, consisting principally of net operating loss carryforwards.  This does not affect cash taxes.

Net income for the year ended September 30, 2009 was $5.7 million or $0.21 diluted earnings per share.  Adjusted net income for the year ended September 30, 2009 was $8.4 million, a decrease of approximately 41% from the prior year, or $0.30 adjusted diluted earnings per share.  Net income for the three months ended September 30, 2009 was $0.6 million or $0.02 diluted earnings per share.  Adjusted net income for the three months ended September 30, 2009 was $0.9 million, a decrease of approximately 73% from the prior year’s comparable period, or $0.03 adjusted diluted earnings per share.  Excluding the tax adjustment, adjusted diluted earnings per share for the fourth quarter would have been $0.11 and $0.38 for the year.

We estimate that our future effective income tax rate will be approximately 46%, which is comprised of (1) approximately 35% for federal taxes, (2) approximately 8% for state taxes, and (3) approximately 3% for book and tax differences including stock based compensation expenses, primarily related to employee stock options, which are currently expensed in our financial statements but are not deductable for tax purposes until they are exercised.

I will now discuss the Company’s other key operating metrics, as I have already touched on GMV, which management believes allows us to monitor the success of our marketing programs, as well as our lotting and merchandising strategies.

During the last 12 months, we also benefited from our ability to more effectively market assets to potential buyers; our marketing efforts resulted in a 20.3% increase in registered buyers to approximately 1,202,000 at September 30, 2009 from approximately 999,000 at September 30, 2008.

Auction Participants increased to 521,000 for the three months ended September 30, 2009, representing an increase of 54,000 or 11.6% over the 467,000 Auction Participants for the three months ended September 30, 2008.  For the year ended September 30, 2009, Auction Participants increased to 2,118,000, representing an increase of 367,000 or 21.0% over the 1,751,000 Auction Participants for the year ended September 30, 2007.

Completed Transactions increased 12,000 or 10.2% to approximately 121,000 for the three months ended September 30, 2009 from approximately 109,000 for the three months ended September 30, 2008.  For the year ended September 30, 2009, Completed Transactions increased 97,000 or 26.2% to approximately 469,000 from approximately 372,000 for the year ended September 30, 2008.

The Company continues to have a strong balance sheet.  At September 30, 2009, LSI had $64.2 million of cash, current assets of $91.4 million and total assets of $138.6 million.  The Company continues to be debt free with current liabilities of $31.6 million and long-term liabilities of $3.0 million, for total liabilities of $34.6 million at September 30, 2009.  Stockholders’ Equity totaled $104.0 million at September 30, 2009.

Capital expenditures during the three months ended September 30, 2009 were $0.9 million and $3.7 million for the year ended September 30, 2009.  We expect capital expenditures to be $3.0 to $3.5 million for the fiscal year ended September 30, 2010.

The management team is providing the following guidance for the next quarter and fiscal year 2010.

While we are pleased with our recent progress, our overall outlook remains cautious due to the economic environment and its impact on the retail supply chain. We are in a period of economic uncertainty and unprecedented market volatility which makes it more difficult for us to forecast business trends and the timing of selected new programs, resulting in a wider than usual guidance range. In the short term, we believe changes in consumer spending patterns may reduce the overall supply of goods in the reverse supply chain and the volume and value of goods sold in our commercial marketplace. In the longer term, we expect our business to benefit from the following trends: (i) as consumers trade down and seek greater value, we anticipate stronger buyer demand for the surplus merchandise sold in our marketplaces, (ii) as corporations and public sector agencies focus on reducing costs, improving transparency and working capital flows by outsourcing reverse supply chain activities we expect our seller base to increase, and (iii) as corporations and public sector agencies increasingly prefer service providers with a proven track record and demonstrated financial strength, we expect our competitive position to strengthen.

The following forward looking statements reflect the following trends and assumptions for the next quarter and FY 2010:

1)                                      stabilized commodity prices in our scrap business;

2)                                      stabilized average sales prices realized in our commercial, state and local government marketplaces;

3)                                      the wind down of property sales under our original Surplus Contract in the second quarter;

4)                                      the loss of approximately $16 million in GMV in our surplus business compared to FY2009 related to the removal of certain property categories by the Government under the terms of our new Surplus Contract.

5)                                      an effective income tax rate of 46%;

6)                                      improved operations and service levels in our commercial business, which we expect will continue to improve margins during the fiscal year; and

7)                                      our expectation that we will achieve less than optimal results in our U.K. business in the near term as we replace the lost volume from one of our major U.K. clients, which restructured their business.

Our results may also be materially affected by changes in business trends and our operating environment, and by other factors, such as, investments in infrastructure and value-added services to support new business in both commercial and public sector markets.

Our Scrap contract with the DoD includes an incentive feature, which can increase the amount of profit sharing distribution we receive from 23% up to 25%.  Payments under this incentive feature are based on the amount of scrap we sell for the DoD to small businesses during the preceding 12 months as of June 30th of each year.  We are eligible to receive this incentive in each year of the term of the Scrap contract and have assumed for purposes of providing guidance regarding our projected financial results for fiscal year 2010 that we will again receive this incentive payment.

We expect GMV for fiscal year 2010 to range from $360 million to $400 million.  We expect GMV for the fiscal first quarter of 2010 to range from $82 million to $92 million.

We expect Adjusted EBITDA for fiscal year 2010 to range from $26 million to $30 million.  We expect Adjusted EBITDA for the fiscal first quarter of 2010 to range from $6.0 million to $7.0 million.

We estimate Adjusted Earnings Per Diluted Share for fiscal year 2010 to range from $0.40 to $0.48.  In the fiscal first quarter of 2010, we estimate Adjusted Earnings Per Diluted Share to be $0.09 to $0.11.

Our guidance adjusts EBITDA and Diluted EPS for the effects of FAS 123(R), which we estimate to be approximately $2.0 million to $2.2 million per quarter for fiscal year 2010.  The Company expects its trend of increasing stock based compensation costs to moderate in fiscal year 2011.

Bill and I will now answer any questions.